UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 16, 2010

CHINA PROSPEROUS CLEAN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144202	27-0141061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4923-Natural Gas Transmission & Distribution	0001402159
(Standard Industrial Classification)	(Central Index Key)

West Side, Public Transportation Gas Filling Center,
Angang Avenue-Middle Part, Yindu District,
Anyang, Henan Province,
Postal code: 455000
The People’s Republic of China
 (Address of principal executive offices, including zip code)

86-372-3166864
 (Registrant’s telephone number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Phone: 212-219-7783
Fax: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, China Prosperous Clean Energy Corporation, is hereinafter referred as "we", or "Company".

Item 8.01. Other Event

On August 16, 2010, we completed the procedure to increase the registered capital of Jiangsu Hengrun Energy Technology Development Co., Ltd. (“Jiangsu Hengrun”), one of our wholly owned subsidiaries, from approximately  $ 2,392,550 (20,000,000 RMB Yuan) to $ 7,374,630 (50,000,000 RMB Yuan).

The purpose of increasing the registered capital of Jiangsu Hengrun is to better explore the natural gas market in northern Jiangsu Province, particularly in Yancheng district where we have acquired the approval to construct two compressed natural gas filling stations and we plan to invest in the production of biogases such as marsh gas, utilizing the rich plantation resources in this region.

Jiangsu Hengrun was formed on October 27, 2009 in Nanjing, Jiangsu Province. Jiangsu Hengrun mainly engages in the research, development, consultation and application of clean energy technologies. The establishment of Jiangsu Hengrun enables us to expand our business operations and market shares in Jiangsu Province.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2010	China Prosperous Clean Energy Corporation

/s/Hongjie Zhou
Hongjie Zhou
Acting Chief Financial Officer